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Exhibit 1.1

NATIONAL ENERGY RESOURCES ACQUISITION COMPANY

(a Delaware corporation)

10,000,000 Units

 PURCHASE AGREEMENT

Dated:    •    , 2008

NATIONAL ENERGY RESOURCES ACQUISITION COMPANY

(a Delaware corporation)

10,000,000 Units

PURCHASE AGREEMENT

    •    , 2008

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
as Representative of the several Underwriters
4 World Financial Center
New York, New York 10080

Ferris, Baker Watts, Inc.
100 Light Street, 8th Floor
Baltimore, MD 21202

Ladies and Gentlemen:

        National Energy Resources Acquisition Company, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Ferris, Baker Watts, Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of units of the Company ("Units") set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,500,000 additional Units to cover overallotments, if any (the "Agreement"). Each Unit consists of one share of common stock, par value $.0001 per share, of the Company ("Common Stock") and one warrant of the Company ("Warrant"). Each Warrant entitles its holder to purchase one share of Common Stock for an exercise price of $7.50 beginning on the later of the completion of a Business Combination (as defined below) or twelve months from    •    , 2008, and will expire on    •    , 2012, or earlier upon redemption. "Business Combination" means the acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination by the Company of one or more operating businesses. The aforesaid 10,000,000 Units (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,500,000 Units subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

        The Company has agreed to sell an aggregate of 4,500,000 warrants (the "Sponsor Warrants") to NRCO LLC, a Colorado limited liability company and the sponsor of the Company (the "Sponsor"), pursuant to a subscription agreement (the "Subscription Agreement") (the "Private Placement"), which sale will be consummated simultaneously with the consummation of the offering of the Securities. The Company has entered into an Investment Management Trust Agreement (the "Trust Agreement") with Colorado State Bank and Trust, N.A., dated as of the date hereof, pursuant to which $100,000,000, or up to $114,475,000 if all of the 1,500,000 Option Securities are purchased by the Underwriters, of the proceeds received by the Company for the Securities and the Sponsor Warrants, including $3,500,000 (or up to $4,025,000 if all of the Option Securities are purchased by the Underwriters), or $0.35 per Unit, of the underwriting discounts and commissions payable to the Underwriters which are being deferred by them until the Company consummates its initial Business Combination, will be deposited in a trust account (the "Trust Account") for the benefit of holders of any of the Units or shares of Common Stock included therein offered to the public pursuant to this Agreement and the Subscription Agreement.

        The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-148016), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        SECTION 1. Representations and Warranties.

        (a)   Representations and Warranties by the Company.    The Company represents and warrants to each Underwriter as of the date hereof and the Applicable Time referred to in Section 1(a)(i) hereof, and agrees with each Underwriter, as follows:

          (i)    Compliance with Registration Requirements.    Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times that each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          As of the Applicable Time (as defined below), the Statutory Prospectus (as defined below) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          As used in this subsection and elsewhere in this Agreement:

          "Applicable Time" means •:00 p.m. (Eastern time) on    •    , 2008 or such other time as agreed by the Company and Merrill Lynch.

          "Statutory Prospectus" as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to the Applicable Time.

          The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein.

          Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)   Independent Accountants.    The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii)  Financial Statements.    The financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The summary financial data included in the Statutory Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (iv)  No Material Adverse Change in Business.    Since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (D) the Company has not incurred any liability or obligation, direct or contingent, for borrowed money.

          (v)   Good Standing of the Company.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement;

  and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi)  Subsidiaries.    The Company has no subsidiaries.

          (vii) Capitalization.    The authorized, issued and outstanding capital stock of the Company is as set forth in the Statutory Prospectus and the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement and pursuant to the Subscription Agreement as described in the Statutory Prospectus and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued or transferred in violation of the preemptive or other similar rights of any securityholder of the Company.

          (viii)  Authorization of Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

          (ix)  Validity of Agreements.    Each agreement or instrument other than this Agreement (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Prospectus, (ii) that is filed as an exhibit to the Registration Statement, or (iii) that is material to the Company's business, has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the other parties thereto, constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (x)   Authorization and Description of Securities.    The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; each of the Units, the Common Stock, the Warrants and the Sponsor Warrants conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock included in the Securities has been duly authorized and, when issued and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, when issued and paid for pursuant to the Warrants, will be validly issued, fully paid and non-assessable. The execution, delivery and performance of the Warrants have been duly authorized by all necessary corporate action on the part of the Company. The Warrants have been duly executed by the Company. When issued and delivered by the Company, the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (xi)  Sponsor Warrants.    The Sponsor has committed to purchase in the Private Placement from the Company an aggregate of 4,500,000 Sponsor Warrants at $1.00 per Warrant (for an aggregate purchase price of $4,500,000) at the Closing Time. The Sponsor Warrants have been duly and validly authorized for issuance and sale to the Sponsor pursuant to the Subscription Agreement and, when issued and paid for in accordance with the Subscription Agreement, will be validly issued and will constitute a valid and binding obligation of the Company; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Sponsor Warrants are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All of the proceeds received by the Company pursuant to the sale of the Sponsor Warrants will be placed in the Trust Account. The Sponsor Warrants will be identical to the Warrants included in the Securities except that the Sponsor Warrants (i) will not be redeemable by the Company as long as they are held by the Sponsor or its permitted transferees, (ii) will be subject to certain transfer restrictions and entitled to certain registration rights described in more detail in the Prospectus and (iii) may be exercised for cash or on a cashless basis, as described in the Statutory Prospectus and the Prospectus. The Sponsor has agreed that the Sponsor Warrants will not be sold or transferred by the Sponsor until after the completion of its initial Business Combination. The Sponsor Warrants have been duly executed by the Company. The Sponsor Warrants, when issued, delivered and paid for by the Sponsor pursuant to the Subscription Agreement, will constitute valid and binding agreements of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and will be enforceable against the Company in accordance with their terms.

          (xii) Absence of Defaults and Conflicts.    The Company is not in violation of its charter or by-laws (the "Organizational Documents") and is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, "Agreements and Instruments"), except for defaults with respect to such Agreements and Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities, the sale of the Sponsor Warrants in the Private Placement, and the use of the proceeds from the sale of the Securities and the sale of the Sponsor Warrants as described in the Statutory Prospectus and the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and with its obligations under the Subscription Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments, except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a "Repayment Event"

  means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

          (xiii)  Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company that would be reasonably expected to have a Material Adverse Effect.

          (xiv) Accuracy of Exhibits.    There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required. The agreements and documents described in the Registration Statement, the Statutory Prospectus and the Prospectus conform in all material respects to the descriptions thereof contained therein.

          (xv) Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xvi) Absence of Manipulation.    Neither the Company nor any affiliate of the Company has taken, nor will the Company or any of its affiliates take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (xvii)  Possession of Licenses and Permits.    The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xviii)  Title to Property.    The Company has good title to all properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Statutory Prospectus and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company and under which the Company holds properties described in the Statutory Prospectus and the Prospectus, are in full force and effect, and the Company does not have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xix) Investment Company Act.    The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Statutory Prospectus and the Prospectus will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xx) Insider Letters.    The Company has caused to be duly executed letter agreements, forms of which were filed as Exhibits 10.2, 10.3 and 10.4 to the Registration Statement (the "Insider Letters"), pursuant to which each of the initial stockholders of the Company who own shares of Common Stock immediately prior to the consummation of the offering pursuant to this Agreement (the "Initial Stockholders") agrees to certain matters, including but not limited to, (i) the Common Stock owned by such initial stockholder will not be transferred or sold until one year after the completion of an initial Business Combination; (ii) the Sponsor Warrants will not be transferred or sold until after the completion of an initial Business Combination; and (iii) certain matters described as being agreed to by them under the "Proposed Business" section of the Statutory Prospectus and the Prospectus. The Insider Letters are legally binding and enforceable against each of the Initial Stockholders, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (xxi) D&O Questionnaires.    To the best of the Company's knowledge, all information contained in the questionnaires (the "Questionnaires") completed by each of the Initial Stockholders and provided to the Underwriters is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become inaccurate and incorrect.

          (xxii)  Absence of Non-Competition Agreements.    Except as described in the Statutory Prospectus and the Prospectus, no Initial Stockholder or employee, officer or director of the Company is subject to any non-competition or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder or employee, officer and/or director of the Company.

          (xxiii)  Non-Contemplation of a Business Combination.    Prior to the date hereof, none of the Company, its officers and directors, any Initial Stockholder or any of their respective Affiliates had and, as of the Closing, the Company and such officers and directors and Initial Stockholders and their Affiliates will not have: (a) contacted or been contacted by any potential target business for a Business Combination; (b) had any substantive discussions, formal or otherwise, with respect to a Business Combination; or (c) engaged or retained any agent to conduct any research or take any steps to identity, locate or contact any suitable acquisition target for a Business Combination.

          (xxiv)  Registration Rights.    Except as described in the Statutory Prospectus and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxv)  Accounting Controls.    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxvi)  Compliance with the Sarbanes-Oxley Act and AMEX Rules.    The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement. There is and has been no failure on the part of the Company or any of the Company's officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the effective date of the Registration Statement the Company will be in compliance with, Part 8 of the American Stock Exchange's "AMEX Company Guide," as amended. Further, there is and has been no failure on the part of the Company or any of the Company's officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the effective date of the Registration Statement the Company will be in compliance with, all other applicable provisions of the American Stock Exchange corporate governance requirements set forth in the AMEX Company Guide, as amended.

          (xxvii)  Statistical and Market-Related Data.    Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

          (xxviii)  Money Laundering Laws.    The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

          (xxix)  OFAC.    Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC.

          (xxx)  Related Party Transactions.    There are no business relationships or related party transactions involving the Company or any other person required to be described in the Statutory Prospectus and the Prospectus that have not been described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors or Initial Stockholders of the Company or any family member of any of them.

          (xxxi)  Finder's Fees.    Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company's knowledge, any Initial Stockholder that may affect the Underwriters' compensation, as determined by the Financial Industry Regulatory Authority (the "FINRA").

          (xxxii)  Payments Within Twelve Months.    Other than payments to the Underwriters in connection with this offering or otherwise contemplated by this Agreement, the Company has not within the twelve months prior to the Closing Time made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any FINRA member or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member.

          (xxxiii)  Use of Proceeds.    None of the net proceeds of the offering of the Securities will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Statutory Prospectus and the Prospectus.

          (xxxiv)  Insiders' FINRA Affiliation.    Based and except as disclosed on questionnaires distributed to such persons, no officer, director or any beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any FINRA member.

          (xxxv)  Warrant Agreement.    The Company has entered into, or contemporaneously with this Agreement will enter into, a warrant agreement with respect to the Warrants and the Sponsor Warrants with Computershare, Inc. and Compuetershare Trust Company, N.A. substantially in the form filed as Exhibit 4.4 to the Registration Statement ("Warrant Agreement").

          (xxxvi)  Subscription Agreement.    The Company has entered into the Subscription Agreement substantially in the form annexed as Exhibit 10.9 to the Registration Statement with the Sponsor to purchase the Sponsor Warrants. Simultaneously with the consummation of the offering of the Securities, the purchase price for the Sponsor Warrants shall be deposited into the Trust Account pursuant to the Trust Agreement.

          (xxxix)  Trust Agreement.    The Company has entered into, or contemporaneously with this Agreement will enter into, the Investment Management Trust Agreement with Colorado State Bank and Trust, N.A., with respect to certain proceeds of the offering of the Securities and the sale of the Sponsor Warrants substantially in the form filed as Exhibit 10.5 to the Registration Statement.

        (b)   Officer's Certificates.    Any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        SECTION 2. Sale and Delivery to Underwriters; Closing.

        (a)   Initial Securities.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price of $9.65 per Unit (inclusive of $0.35 per Unit to be held in the Trust Account as deferred discount and commissions that will not be paid to the Underwriters unless and until a Business Combination has been consummated by the Company (the "Deferred Underwriting Discount")), the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

        (b)   Option Securities.    In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,500,000 Units at a price of $9.65 per Unit (taking into account the Deferred Underwriting Discount). The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be earlier than two full business days or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its reasonable discretion shall make to eliminate any sales or purchases of fractional shares.

        (c)   Payment.    Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of DLA Piper US LLP, 1251 Avenue of the Americas, New York, NY 10020, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

        Payment for the Initial Securities shall be made by wire transfer of immediately available funds as follows: $ [                                    ] (which includes the Deferred Underwriting Discount) of the proceeds received by the Company for the Initial Securities shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement and the remaining proceeds of $ [                                    ] shall be paid to a bank account designated by the Company, in each case, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Payment for the Option Securities in the amount of $9.65 per Option Security (which includes the Deferred Underwriting Discount) shall be made by wire transfer of immediately available funds to the Trust Account pursuant to the terms of the Trust Agreement against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

        (d)   Denominations; Registration.    Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Company shall not be obligated to sell or deliver the Initial Securities and the Option Securities, if any, except upon tender of payment by the Representative for all the Initial Securities and the Option Securities, as applicable. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

        (e)   Separate Trading of Common Stock and Warrants.    The shares of Common Stock and the Warrants included in the Securities will not be separately traded until five business days following the earlier to occur of the expiration or termination of the Underwriters' overallotment option and its exercise in full, but in no event will separate trading begin until the filing by the Company of a Current Report on Form 8-K containing an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the offering of the Securities.

        SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

        (a)   Compliance with Securities Regulations and Commission Requests.    The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b)   Filing of Amendments and Exchange Act Documents.    The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

        (c)   Delivery of Registration Statements.    The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and signed copies of all consents and certificates of experts), and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d)   Delivery of Prospectuses.    The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. Each preliminary prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e)   Continued Compliance with Securities Laws.    The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request..

        (f)    Blue Sky Qualifications.    The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

        (g)   Rule 158.    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h)   Use of Proceeds.    The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

        (i)    Listing.    The Company will use its best efforts to effect the listing of the Units (including the Securities) and, once the securities comprising the Units begin separate trading as described in Section 2(e), the Common Stock and Warrants on the American Stock Exchange.

        (j)    Restriction on Sale of Securities.    The Company hereby agrees that, until the consummation of its initial Business Combination, it shall not issue or sell any shares of Common Stock or any options or other securities convertible into or exercisable or exchangeable for Common Stock, or any shares of Preferred Stock that participate in any manner in the Trust Account or that vote as a class with the Common Stock on a Business Combination. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the Warrants to be sold in the Private Placement or (C) securities to be offered or sold in or in connection with the consummation of a Business Combination. Notwithstanding the foregoing, if (1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        (k)   Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

        (l)    Business Combination.    The Company will not consummate its initial Business Combination with any entity that is affiliated with any Initial Stockholder or any of the Company's officers or directors, including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals or entities, (ii) an entity in which such individuals or their affiliates are currently passive investors, (iii) an entity in which such individuals or their affiliates are currently officers or directors, or (iv) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them unless, in each case, the Company has obtained an opinion from an independent investment banking firm that is a FINRA member, reasonably acceptable to the Representative, and the approval of a majority of the Company's independent directors, that the Business Combination is fair to the Company's unaffiliated stockholders from a financial point of view. The Company shall not pay any Initial Stockholder or any of the Company's officers or directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of its initial Business Combination; provided that the Sponsor shall be entitled to repayment of a loan of up to $200,000 agreed to be made to the Company by the Sponsor to cover offering-related and organizational expenses and a payment of $10,000 per month for office space, secretarial and administrative services, and the Initial Stockholders or any of the Company's officers or directors shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses related to identifying, investigating and consummating its initial Business Combination (provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the Trust Account and interest income of up to $1,750,000 earned on the balance in the Trust Account (net of taxes), such out-of-pocket expenses would not be reimbursed by the Company unless the Company consummates its initial Business Combination).

        (m)  Notice to FINRA.    In the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger or acquisition candidate or to provide any other merger and acquisition services within 90 days immediately following the effective date of the Registration Statement, the Company will provide the following to FINRA and Merrill Lynch: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an "underwriter and related person" with respect to the Company's initial public offering, as such term is defined in Rule 2710 of FINRA's Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for its initial Business Combination. Further, the Company agrees to promptly advise FINRA and the Representative and counsel to the Underwriters if it learns that any officer, director or owner of at least 5% of the Company's outstanding shares of Common Stock becomes an affiliate or associated person of any FINRA member participating in the distribution of the Securities.

        (n)   Investment of Net Proceeds and Investment Company.    The Company shall cause the proceeds of the offering of the Securities to be held in the Trust Account to be invested only as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Once the Company consummates its initial Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

        (o)   Form 8-K.    The Company shall, on the date hereof, instruct its independent public accountants to audit the financial statements of the Company as of the Closing Time (the "Audited Financial Statements") reflecting the receipt by the Company of the proceeds of the initial public offering of the Securities and the Private Placement. The Company shall file a Current Report on Form 8-K with the Commission, which report shall contain such Audited Financial Statements, as soon as possible, but in any event not later than the close of business on the fourth business day after the Closing Time.

        (p)   Fee on Business Combination.    Upon the consummation of its initial Business Combination, the Company agrees that it will pay to the Underwriters, out of funds in the Trust Account delivered to the Company, the Deferred Underwriting Discount. The payment shall be made by wire transfer to an account designated by the Representative on the closing date of the Business Combination. Payment of the Deferred Underwriting Discount will be made out of the proceeds of the offering of the Securities and the Private Placement held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Underwriting Discount. If the Company fails to consummate a Business Combination within the required time period set forth in the Registration Statement, the Deferred Underwriting Discount will not be paid to the Underwriters and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the holders of the IPO Shares (as defined in Section 3(u)). In connection with any such liquidation distribution, the Underwriters will forfeit any rights or claims to the Deferred Underwriting Discount, including any accrued interest thereon.

        (q)   Trust Account Waiver.    The Company hereby agrees that it will (a) not commence its due diligence investigation of any operating business which the Company may seek to acquire (the "Target Business") and (b) not execute any agreement with any vendor or entity, in each case unless and until the Company uses its reasonable best efforts to obtain an acknowledgement in writing from such Target Business, vendor or other entity with whom the Company executes agreements, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledge the same in any definitive document replacing any of the foregoing), that (i) it has read the Prospectus and understands that the Company has established a Trust Account for the benefit of the public stockholders of the Company and that the Company may disburse monies from the Trust Account only (x) after the consummation of the Company's initial Business Combination, to public stockholders that have elected to convert their IPO Shares (as defined in Section 3(u)), (y) to the public stockholders upon the liquidation of the Company if the Company fails to consummate its initial Business Combination or (z) to the Company after, or concurrently with, the consummation of its Business Combination and (ii) for and in consideration of the Company agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it, or for and in consideration of the Company agreeing to execute an agreement with such vendor or other entity, such

Target Business, vendor or other entity agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the "Claims") and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

        (r)   Insider Letters.    The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed between each of the Initial Stockholders, the Company and the Representative on behalf of the Underwriters and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representative.

        (s)   Certificate of Incorporation and Bylaws.    The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its certificate of incorporation or by-laws. Prior to the consummation of a Business Combination, the Company will not amend Section [            ] or [            ] of its certificate of incorporation or Section [            ] or [            ] of its bylaws without the prior written consent of the Representative.

        (t)    Proxy Information.    The Company shall provide counsel to the Underwriters with ten copies of all proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission.

        (u)   Acquisition/Liquidation Procedure.    The Company agrees: (i) that, prior to the consummation of its initial Business Combination, it will submit such transaction to the Company's stockholders for their approval (the "Business Combination Vote") even if the nature of the Business Combination would not otherwise require stockholder approval under applicable state law or stock exchange rules; and (ii) that, in the event that the Company does not effect its initial Business Combination within 24 months from the date hereof, the Company's corporate existence will terminate and the Board of Directors and the officers of the Company shall take all such action necessary to distribute the assets of the Company in compliance with Section 281(b) of the Delaware General Corporation Law and all amounts in the Trust Account plus any other net assets of the Company not used for or reserved to pay obligations and claims or such other corporate expense relating to or arising from the Company's plan of liquidation and distribution, including costs of dissolving and liquidating the Company, shall be distributed on a pro rata basis to holders of the IPO Shares (as defined below). The Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company other than IPO Shares. There will be no distribution from the Trust Account with respect to the Warrants, which will expire worthless if the Company is so liquidated. With respect to the Business Combination Vote, the Company shall cause each Initial Stockholder to vote the shares of Common Stock owned by it immediately prior to the consummation of the offering in accordance with the vote of the holders of a majority of the IPO Shares present, in person or by proxy, at a meeting of the Company's stockholders called for such purpose. Any holder of the Company's Common Stock issued in this offering (the "IPO Shares") who votes against the Company's initial Business Combination may, prior to or contemporaneous with such vote, demand that the Company convert his or her IPO Shares into cash. If such a demand is made, in the event that the initial Business Combination is approved and is consummated by the Company, the Company shall convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Account (inclusive of any interest thereon), calculated as of two business days prior to the proposed consummation of the Business Combination divided by (ii) the total number of IPO Shares (the "Conversion Price"). If holders of less than 30% in interest of the Company's IPO Shares elect to convert their IPO Shares, the Company will proceed with such Business Combination. In any such event, the Company will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Business Combination. If holders of 30% or more in interest of the IPO Shares vote against approval of the Company's initial Business Combination and elect to convert their IPO Shares into cash, the Company will not proceed with such Business Combination and will not convert such shares.

        (v)   Rule 419.    The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the 1933 Act prior to the consummation of its initial Business Combination, including but not limited to using its best efforts to prevent any of the Company's outstanding securities from being deemed to be a "penny stock" as defined in Rule 3a-51-1 under the 1934 Act during such period.

        (w)  Conflict of Interest.    The Company shall cause each of the Company's officers to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, such officers will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of its initial Business Combination, the liquidation of the Company or until such time as such officer ceases to be an officer of the Company, subject to any pre-existing fiduciary or contractual obligations such officer may have.

        (x)   Target Net Assets.    The Company agrees that the Target Business or Businesses that it acquires shall have a fair market value equal, in the aggregate, to at least 80% of the Company's net assets at the time of the signing of a definitive agreement in connection with the Business Combination. The fair market value of such business must be determined by the Board of Directors of the Company based upon one or more standards generally accepted by the financial community, which may include actual and potential sales, earnings, cash flow and/or book value. If the Board of Directors of the Company is not able to independently determine that the Target Business or Businesses have, in the aggregate, a fair market value of at least 80% of the Company's net assets at the time of the signing of a definitive agreement in connection with the Business Combination, the Company will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the Company's Board of Directors independently determines that the Target Business or Businesses have sufficient fair market value.

        (y)   Free Writing Prospectuses.    The Company represents and agrees that, and each Underwriter represents and agrees that, it has not made and will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405.

        (z)   Reports to the Representative.    For a period of five years from the date hereof or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to the Representative (Attention:    •    ) and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) a copy of each registration statement filed by the Company with the Commission under the Securities Act, (v) a copy of monthly statements, if any, setting forth such information regarding the Company's results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request.

        (aa) Accountants.    So long as required to do so under applicable law or regulation, the Company shall retain an independent public accounting firm as its auditor.

        (bb) Sarbanes-Oxley Act.    The Company will ensure that it will be in compliance with the provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at any time after the effectiveness of the Registration Statement.

        SECTION 4. Payment of Expenses.

        (a)   Expenses.    The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (x) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the listing of the Securities on the American Stock Exchange.

        (b)   Termination of Agreement.    If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters.

        SECTION 5. Conditions of Underwriters' Obligations.    The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a)   Effectiveness of Registration Statement.    The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

        (b)   Opinion of Counsel for Company.    At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

        (c)   Opinion of Counsel for Underwriters.    At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of DLA Piper US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and such other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

        (d)   Officers' Certificate.    At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Statutory Prospectus and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

        (e)   Accountant's Comfort Letter.    At the time of the execution of this Agreement, the Representative shall have received from Ehrhardt Keefe Steiner & Hottman PC a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (f)    Bring-down Comfort Letter.    At Closing Time, the Representative shall have received from Ehrhardt Keefe Steiner & Hottman PC a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (g)   Approval of Listing.    At Closing Time, the Securities shall have been approved for listing on the American Stock Exchange, subject only to official notice of issuance.

        (h)   No Objection.    FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (i)    Sponsor Warrants.    At Closing Time, the Sponsor shall have purchased the Sponsor Warrants and the purchase price for such Sponsor Warrants shall have been deposited in the Trust Account.

        (j)    Insider Letters.    At Closing Time, the Representative shall have received each of the executed Insider Letters.

        (k)   Conditions to Purchase of Option Securities.    In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

          (i)    Officers' Certificate.    A certificate, dated such Date of Delivery, of the Chief Executive Officer and Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii)   Opinion of Counsel for Company.    The favorable opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (iii)  Opinion of Counsel for Underwriters.    The favorable opinion of DLA Piper US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iv)  Bring-down Comfort Letter.    A letter from Ehrhardt Keefe Steiner & Hottman PC, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

        (l)    Additional Documents.    At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

        (m)  Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6. Indemnification.

        (a)   Indemnification of Underwriters.    The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission contained in the Registration Statement (or any amendment thereto), or any such alleged untrue statement or omission contained in the Registration Statement (or any amendment thereto); provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

          (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission contained in the Registration Statement (or any amendment thereto), or any such alleged untrue statement or omission contained in the Registration Statement (or any amendment thereto), to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (b)   Indemnification of Company, Directors and Officers.    Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use therein.

        (c)   Actions against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d)   Settlement without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, and (iv) such indemnifying party shall not have responded in writing to such request, reimbursing appropriate expenditures and specifying those expenses that it has chosen not to reimburse and explaining the reason for such non-reimbursement, prior to the date of such settlement.

        SECTION 7. Contribution.    If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the

Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

        The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 8. Representations, Warranties and Agreements to Survive.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

        SECTION 9. Termination of Agreement.

        (a)   Termination; General.    The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the Statutory Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the American Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

        (b)   Liabilities.    If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10. Default by One or More of the Underwriters.    If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (ii)   if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representative or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

        SECTION 11. Default by the Company.    If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

        SECTION 12. Tax Disclosure.    Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term "tax treatment" is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term "tax structure" includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

        SECTION 13. Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 4 World Financial Center, New York, New York 10080, attention of     •    ; notices to the Company shall be directed to it at 1700 Broadway, Suite 2020, Denver, CO 80290, attention of Chief Executive Officer.

        SECTION 14. No Advisory or Fiduciary Relationship.    The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

        SECTION 15. Parties.    This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 16. GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        SECTION 17. TIME.    TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 18. Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        SECTION 19. Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,
NATIONAL ENERGY RESOURCES ACQUISITION COMPANY
By	Title:

CONFIRMED AND ACCEPTED,
                as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED

By	Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities	Number of Option Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Ferris, Baker Watts, Inc.

Total	10,000,000	1,500,000

A-1

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  Exhibit 1.1